    As filed with the Securities and Exchange Commission on December 7, 2001

                                                         Registration No. ______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                            NOBLE INTERNATIONAL, LTD.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                  38-3139487
        (State or other jurisdiction of                   (I.R.S. Employer
        incorporation or organization)                  Identification No.)

              20101 HOOVER ROAD
              DETROIT, MICHIGAN                                48205
   (Address of Principal Executive Offices)                  (Zip Code)

                          ----------------------------

                            NOBLE INTERNATIONAL, LTD.
                 2001 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

                            NOBLE INTERNATIONAL, LTD.
                            2001 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                          ----------------------------

                              MICHAEL C. AZAR, ESQ.
                            NOBLE INTERNATIONAL, LTD.
                                20101 HOOVER ROAD
                             DETROIT, MICHIGAN 48205
                     (Name and address of agent for service)

                                 (313) 245-5600
          (Telephone number, including area code, of agent for service)

                                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                   PROPOSED MAXIMUM         PROPOSED MAXIMUM
   TITLE OF SECURITIES         AMOUNT TO BE            OFFERING            AGGREGATE OFFERING         AMOUNT OF
     TO BE REGISTERED           REGISTERED          PRICE PER SHARE               PRICE            REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
 Common Stock, par value
     $.001 per share          600,000 shares          $6.75                    $4,050,000             $1,012.50
======================================================================================================================

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed by Noble International, Ltd. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement: (1) Annual Report on Form 10-K for the year ended December 31, 2000; (2) Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2001; (3) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000; and (4) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A (File No. 000-26595), including any amendments or reports filed for the purpose of updating such description.

                  All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that de-registers all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  The consolidated financial statements of the Company incorporated by reference in this Registration Statement have been audited by Grant Thornton, LLP, independent public accountants for the periods indicated in their report thereon which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. Such consolidated financial statements have been incorporated herein by reference in reliance upon the report of Grant Thornton, LLP, given on the authority of that firm as experts in accounting and auditing. To the extent that Deloitte & Touche, LLP audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements will also be incorporated by reference in the Registration Statement in reliance upon their report and said authority as experts.

ITEM 4. DESCRIPTION OF SECURITIES.

                  Not applicable. The Company's Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Subsection (a) of Section 145 of the General Corporation Law of Delaware ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

                  Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

                  Section 145 further provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145, including liabilities under the Securities Act.

                  Article VII of the Company's Bylaws and Article VI of the Company's Certificate of Incorporation provides (a) for indemnification of the Company's officers and directors to the full extent allowed by Delaware law and
(b) that the Company's directors do not have personal liability to the Company or its stockholders for monetary damages for any breach of their fiduciary duty as directors, except (i) for a breach of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for willful or negligent violations of certain provisions under the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transaction from which the director derived an improper personal benefit. Subject to these exceptions, under Article VII of the Bylaws and Article VI of the Certificate of Incorporation, directors do not have any personal liability to the Company or its stockholders for any violation of their fiduciary duty.

                  The Company has directors and officers liability insurance which protects each director or officer from certain claims and suits, including stockholder derivative suits, even where the director may be determined to not be entitled to indemnification under the DGCL and claims and suits arising under the Securities Act. The policy may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in or not opposed to the best interests of the Company.

                  The foregoing represents a summary of the general effect of the DGCL, the Company's Bylaws and Certificate of Incorporation, and the Company's directors and officers liability insurance coverage for purposes of general description only.

ITEM 7. EXEMPTIONS FROM REGISTRATION CLAIMED.

                  No securities are to be offered or resold pursuant to this Registration Statement.

ITEM 8. EXHIBITS.

EXHIBIT NO.

4.1 Certificate of Incorporation of the Company (Incorporated by reference to the Company's Registration Statement on Form 8-A (File No. 000-26595)).

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly LLP (Filed herewith electronically.)

23.1              Consent of Oppenheimer Wolff & Donnelly LLP (Included in
                  Exhibit 5.1 hereto.)

23.2              Consent of Grant Thornton LLP (Filed herewith electronically.)

24.1              Power of Attorney (Included on page II-5 of this Registration
                  Statement.)

99.1 Noble International, Ltd. 2001 Non-Employee Director Stock Incentive Plan (Incorporated by reference to the Company's Definitive Proxy Statement on Form 14A filed with the Commission on May 4, 2001 (File No. 001-13581).)

99.2 Noble International, Ltd. 2001 Stock Incentive Plan (Incorporated by reference to the Company's Definitive Proxy Statement on Form 14A filed with the Commission on May 4, 2001 (File No. 001-13581).)

ITEM 9. UNDERTAKINGS.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include, any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing previsions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 7, 2001.

                                       NOBLE INTERNATIONAL, LTD.


                                       By: /s/ Robert J. Skandalaris
                                          --------------------------------------
                                          Robert J. Skandalaris, Chief Executive
                                          Officer

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Skandalaris and Michael C. Azar, and each of them, as such person's true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on, December 7, 2001 by the following persons in the capacities indicated.


SIGNATURE                                 TITLE
---------                                 -----

/s/ Robert J. Skandalaris
------------------------------
Robert J. Skandalaris                     Chairman, Chief Executive Officer
                                          (Principal Executive Officer) and
                                          Director
/s/ David V. Harper
------------------------------
David V. Harper                           Chief Financial Officer (Principal
                                          Financial and Accounting Officer)

/s/ Mark T. Behrman
------------------------------
Mark T. Behrman                           Director

/s/ Lee M. Canaan
------------------------------
Lee M. Canaan                             Director

/s/ Stuart I. Greenbaum
------------------------------
Stuart I. Greenbaum                       Director

/s/ Daniel J. McEnroe
------------------------------
Daniel J. McEnroe                         Director

/s/ Jonathan P. Rye
------------------------------
Jonathan P. Rye                           Director

/s/ Anthony R. Tersigni
------------------------------
Anthony R. Tersigni                       Director

                                INDEX TO EXHIBITS

NO.      ITEM                                                 METHOD OF FILING
---      ----                                                 ----------------
4.1      Certificate of Incorporation of the                Incorporated by reference to the Company's
         Company                                            Registration Statement on Form 8-A (File No.
                                                            000-26595)

5.1      Opinion and Consent of Oppenheimer                 Filed herewith electronically.
         Wolff & Donnelly LLP

23.1     Consent of Oppenheimer Wolff &                     Included in Exhibit 5.1.
         Donnelly LLP

23.2     Consent of Grant Thornton, LLP                     Filed herewith electronically.

24.1     Power of Attorney                                  Included on page II-5 of this Registration
                                                            Statement.

99.1     Noble International, Ltd. 2001 Non-                Incorporated by reference to the Company's
         Employee Director Stock Incentive Plan             Definitive Proxy Statement on Form 14A filed
                                                            with the Commission on May 4, 2001 (File No.
                                                            001-13581)

99.2     Noble International, Ltd. 2001 Stock               Incorporated by reference to the Company's
         Incentive Plan                                     Definitive Proxy Statement on Form 14A filed
                                                            with the Commission on May 4, 2001 (File No.
                                                            001-13581)